     As filed with the Securities and Exchange Commission on June 12, 1998
                                                           Registration No. 333-
         ------------------------------------------------------------
                                 UNITED STATES
                                      --
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ---------------------------

                                 US WATS, INC.
                                 -------------
            (Exact name of Registrant as specified in its charter)


            New York                                     22-3055962
   -------------------------------                       -------------------
   (State or other jurisdiction of                       (IRS Employer
    incorporation or organization)                        Identification No.)

   111 Presidential Boulevard Suite 114
   Bala Cynwyd, Pennsylvania                               19004
   ----------------------------------------              -------------------
  (Address of Principal Executive Offices)                (Zip Code)

                                 US WATS, Inc.
                                 -------------
              US WATS, Inc. 1995 Non-Qualified Stock Option Plan
       ----------------------------------------------------------------
                           (Full title of the plan)

                               Stephen J. Parker
                     President and Chief Executive Officer
                                 US WATS, Inc.
                     111 Presidential Boulevard, Suite 114
                            Bala Cynwyd, PA  19004
                                (610) 660-0100
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copy to:
                             M. PETER AMARAL, Esq.
                                Amaral Law Firm
                                P.O. Box 971202
                           Boca Raton, FL 33497-1202

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                   Proposed                         Proposed
Title of           maximum                          maximum
securities         Amount             offering      aggregate     Amount of
to be              to be              price per     offering      registration
registered         registered(1)      share(2)      price(2)      fee
------------------------------------------------------------------------------
Common Stock,      230,000 shares         $2.00      $460,000          $135.70
par value $.001
per share.
--------------------------------------------------------------------------------
(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(c) and (h). The price and fee are computed based upon a price per share of $2.00, the average of the high and low prices for the Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on June 11, 1998.

                                    PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)
                                  PROSPECTUS

                   (Not required to be filed as part of this
                            registration statement)

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents heretofore filed with the Securities and Exchange Commisssion by US WATS, Inc. (the "Registrant" and the "Company") are incorporated in this Registration Statement by reference:

1. The Company's Annual Report on Form 10-K for the year ended December 31,
   1997;
2. The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998;
3. All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   Members of Amaral Law Firm, special counsel to Registrant, own beneficially 25,000 Shares of Common Stock of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   US WATS, Inc. (USW) is a party to indemnification agreements with two of its directors, Aaron R. Brown and Stephen J. Parker, dated August 1990. In addition, USW has entered into an indemnification agreement with Kevin O'Hare, a former executive officer of USW, dated July, 1997. In general, the indemnification agreements obligate USW to indemnify each of Messrs. Brown, Parker and O'Hare against the liabilities and expenses incurred by them in acting as a director or officer of USW to the maximum extent allowed by law. USW, together with Messrs. Parker, Brown and O'Hare, have been sued by USW's former president for various claims asserted by the plaintiff in connection with his termination of employment with USW on December 30, 1996. USW and the individual defendants have selected counsel to defend the action. The Board of Directors of USW has authorized USW to advance the expenses of the individual defendants incurred in defending this action upon the receipt of an undertaking from each of them to repay the amounts so advanced in the event it is determined that they are not entitled to indemnification under applicable law. As of June 3,1998, no amounts had been advanced by USW under such agreements.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

   Not applicable.

ITEM 8.  EXHIBITS

       5    Opinion of Amaral Law Firm (Counsel to Registrant)
       23   Consents of Experts and Counsel
            a.  Consent of Deloitte & Touche LLP (Independent Auditors)
            b.  Consent of Rudolph, Palitz, LLP (Independent Auditors)
            c.  The consent of counsel is contained in the opinion filed as
                Exhibit 5 hereto.
       24  Powers of Attorney (See Signature Page)

ITEM 9.  UNDERTAKINGS

Rule 415 offerings.
(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents  by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Filing of registration statement on Form S-8:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWERS OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies, that it has reasonable grounds to believe that it meets all of the requirements for filing on From S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania on June 12, 1998.

                                        US WATS, INC.

                                        By  /s/  Stephen J. Parker
                                            --------------------------------
                                            Stephen J. Parker, President,
                                            Chief Executive Officer and Director

   Each person whose signature appears below hereby constitutes and appoints Stephen J. Parker and M. Peter Amaral as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Aaron R. Brown                   Director                      June 12, 1998
--------------------
Aaron R. Brown

/s/ Stephen J. Parker
---------------------                President, Chief Executive    June 12, 1998
Stephen J. Parker                    Officer and Director

/s/ Murray Goldberg                  Director                      June 12, 1998
-------------------
Murray Goldberg

/s/ Walt Anderson                    Director                      June 12, 1998
-----------------
Walt Anderson

/s/ Arthur Regan                     Director and Secretary        June 12, 1998
----------------------
Arthur Regan

/s/ Michael McAnulty                 Treasurer, Comptroller        June 12, 1998
--------------------                  (Principal Financial and
Michael McAnulty                      Accounting Officer)

                                 EXHIBIT INDEX
Exhibit          Description
Number           of Exhibit                                            Page
--------------------------------------------------------------------------------
5                Opinion of Amaral Law Firm                              7
                 (Counsel to Registrant)

23a              Consent of Deloitte & Touche LLP                        8
                 (Independent Auditors)

23b              Consent of Rudolph, Palitz, LLP                         9
                 (Independent Auditors)

23c              Consent of Amaral Law Firm
                 (included in the opinion filed as Exhibit 5 hereto)

Powers of Attorney (see Signature Page)